Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

CorpHousing Group Inc.

(Exact Name of Registrant as Specific in its Charter)

Registered Securities for Resale by Selling Stockholders

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,003,239	(3)	$1.79	(2)	$3,585,798	$110.20 per $1,000,000	$395.15
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,156,250	(4)	$1.79	(2)	$3,859,688	$110.20 per $1,000,000	$425.38
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	32,000	(5)	$1.79	(2)	$57,280	$110.20 per $1,000,000	$6.31
	Total Offering Amounts						$7,502,766		$826.25
	Fees Previously Paid								$0.00
	Fee due								$826.25

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the Common Stock, as reported by the Nasdaq Capital Market on October 10, 2022 ($1.79), in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(3)

Represents shares of Common Stock issuable upon conversion of the Issuer’s 2022 Investor Financing Notes, which shares may thereafter be sold from time to time by the Selling Stockholders, as described in the prospectus included in this Registration Statement.

(4)

Represents shares of Common Stock issuable upon exercise of the Issuer’s 2022 Investor Financing Warrants, which shares may thereafter be sold from time to time by the Selling Stockholders, as described in the prospectus included in this Registration Statement.

(5)

Represents shares of Common Stock issuable upon exercise of the Issuer’s 2022 Investor Financing Agent Warrants, which shares may thereafter be sold from time to time by the Selling Stockholders, as described in the prospectus included in this Registration Statement.